UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 21, 2013

Cloud Peak Energy Inc.

Cloud Peak Energy Resources LLC

(Exact name of registrant as specified in its charter)

Delaware Delaware	001-34547 333-168639	26-3088162 26-4073917
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

505 S. Gillette Ave., Gillette, Wyoming	82716
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (307) 687-6000

Not Applicable

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.                                        Regulation FD

On August 21, 2013, Cloud Peak Energy Inc. (“Cloud Peak Energy”) issued a press release confirming it did not submit a bid for the Maysdorf II North Tract Lease by Application.  A copy of the press release is furnished hereto as Exhibit 99.1 and incorporated in this Item 7.01 by reference.

Item 8.01.                                        Other Events.

On August 21, 2013, Cloud Peak Energy confirmed it did not submit a bid for the Maysdorf II North Tract Lease by Application (“LBA”).  The Bureau of Land Management (“BLM”) had estimated this LBA to contain approximately 149 million mineable tons adjacent to Cloud Peak Energy’s 8400 Btu Cordero Rojo Mine in Wyoming.  The lease sale notice issued for the Maysdorf II North Tract set a sale date of August 21, 2013.

Cautionary Note Regarding Forward-Looking Statements

This report contains “forward-looking statements” within the meaning of the safe harbor provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  Forward-looking statements are not statements of historical facts and often contain words such as “may,” “will,” “expect,” “believe,” “anticipate,” “plan,” “estimate,” “seek,” “could,” “should,” “intend,” “potential,” or words of similar meaning.  Forward-looking statements are based on management’s current expectations, beliefs, assumptions and estimates regarding our company, industry, economic conditions, government regulations, energy policies, and other factors.  Forward-looking statements may include, for example, our outlook for our company, the PRB and the industry in general, anticipated economic conditions, demand and forward pricing and operational plans for our mines, potential future LBA bids, and other statements regarding our plans, strategies, prospects and expectations concerning our business, operating results, financial condition and other matters that do not relate strictly to historical facts. These statements are subject to significant risks, uncertainties, and assumptions that are difficult to predict and could cause actual results to differ materially and adversely from those expressed or implied in the forward-looking statements.  Factors that could adversely affect our future results include, for example, future economic and market conditions, demand for our coal and the prices we receive for our coal, regulatory and political developments, third party legal challenges, our ability to acquire future coal tons through the federal LBA process and necessary surface rights and permits in a timely manner, decisions of the BLM with regard to future LBAs, and other risk factors described from time to time in the reports and registration statements we file with the Securities and Exchange Commission (“SEC”), including those in Item 1A - Risk Factors in our most recent Form 10-K and any updates thereto in our Forms 10-Q and current reports on Forms 8-K. There may be other risks and uncertainties that are not currently known to us or that we currently believe are not material.  We make forward-looking statements based on currently available information, and we assume no obligation to, and expressly disclaim any obligation to, update or revise publicly any forward-looking statements made in this report, whether as a result of new information, future events or otherwise, except as required by law.

Item 9.01.                                        Financial Statements and Exhibits.

(d)                                                    Exhibits

99.1	Furnished press release, dated August 21, 2013, issued by Cloud Peak Energy Inc. confirming it did not submit a bid for the Maysdorf II North Tract Lease by Application

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLOUD PEAK ENERGY INC.

Date: August 21, 2013	By:	/s/ Bryan J. Pechersky
	Name:	Bryan J. Pechersky
	Title:	Senior Vice President, General Counsel and Corporate Secretary

CLOUD PEAK ENERGY RESOURCES LLC

Date: August 21, 2013	By:	/s/ Bryan J. Pechersky
	Name:	Bryan J. Pechersky
	Title:	Senior Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Furnished press release, dated August 21, 2013, issued by Cloud Peak Energy Inc. confirming it did not submit a bid for the Maysdorf II North Tract Lease by Application